Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 (File Number: 333-189107) of Vertex Energy, Inc. (the “Company”) of our Report dated March 20, 2013, relating to the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012.

We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
June 28, 2013